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                                                                    Exhibit 99.3

IMMEDIATE  (July 29, 1997)

Michael F. Sandler
MEDIQ Incorporated
(609)  662-3200

David E. Dovenberg
Universal Hospital Services, Inc.
(612)  893-3252


            FTC OPPOSES PROPOSED ACQUISITION OF UNIVERSAL HOSPITAL
                     SERVICES, INC. BY MEDIQ INCORPORATED


          PENNSAUKEN, N.J. and BLOOMINGTON, MN, July 29, 1997 -- MEDIQ Incorporated (MED:AMEX) ("MEDIQ") and Universal Hospital Services, Inc. (NASDAQ:UHOS) ("UHS"), who in February had entered into an agreement under which UHS would be acquired by MEDIQ at a price of $17.50 per UHS share, today announced that they had been informed by the Federal Trade Commission ("FTC") that the Commission had authorized its staff to seek a preliminary injunction against the consummation of the proposed acquisition.

          MEDIQ and UHS issued a joint statement as follows: "MEDIQ and UHS are disappointed that the Commission has chosen to take this step. We believe that the merger fully complies with the federal antitrust laws and both companies will vigorously oppose any attempt by the government to block the merger. We are continuing to hold discussions with the staff of the Commission in an effort to resolve their concerns in a manner which will permit the transaction to be consummated in the near future."